UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2016

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2016, Party City Holdco Inc. (the “Company”) announced that Daniel Sullivan, age 47, will be joining the Company as Chief Financial Officer, effective August 29, 2016. Mr. Sullivan will replace Michael Correale, age 58, who has served as the Company’s Chief Financial Officer since March 2002. Mr. Correale will remain with the Company and serve as Chief Accounting Officer and Principal Accounting Officer, effective August 29, 2016.

Mr. Sullivan served as the Executive Vice President and Chief Financial Officer and member of the Executive Board for Ahold USA, Inc. from January 2014 through July 2016. He served as Senior Vice President of Finance for Ahold USA, Inc. from November 2010 through December 2013. Prior to joining Ahold USA, Inc., Mr. Sullivan spent over twelve years at Heineken USA Incorporated, and was most recently the Chief Financial and Operating Officer for Heineken USA Incorporated, with responsibilities for the organization’s finance and strategy functions as well as its operations and distribution functions. Mr. Sullivan’s career at Heineken USA Incorporated included a three year assignment abroad, where he served as the Chief Financial Officer for the company’s international business. Previous to his work at Heineken USA Incorporated, Mr. Sullivan was the Director of Finance at Amscan Inc. Mr. Sullivan started his career at the global accounting firm KPMG LLP. Mr. Sullivan has a Bachelor of Science in accounting from Duquesne University and earned his CPA in the state of New York.

In connection with Mr. Sullivan’s appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Sullivan governing the terms of Mr. Sullivan’s employment. The Agreement is effective as of August 29, 2016 (the “Effective Date”), the first day of Mr. Sullivan’s employment with the Company, and runs through December 31, 2019 unless terminated sooner pursuant to the terms of the Agreement. Under the Agreement, Mr. Sullivan will receive an initial annual base salary of $650,000 and is eligible for an annual bonus target of 75% of his base salary. In addition, pursuant to the terms of the Agreement and the Company’s Amended and Restated 2012 Omnibus Equity Incentive Plan, on the Effective Date the Company will grant Mr. Sullivan an award of stock options to purchase 100,000 shares of the Company’s common stock. The options will have a term of ten years and will have an exercise price equal to the closing stock price of the Company’s common stock as reported by the New York Stock Exchange on the Effective Date. The options are scheduled to vest as to 20% of the shares on each of the first five anniversaries of the Effective Date. Vesting of the award is subject to Mr. Sullivan’s continued service with the Company through the relevant date.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the Company’s press release announcing Mr. Sullivan’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment agreement, dated July 15, 2016, by and between Party City Holdco Inc. and Daniel Sullivan

99.1	Press release issued by Party City Holdco Inc., dated July 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 21, 2016	By:	/s/ James M. Harrison
James M. Harrison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment agreement, dated July 15, 2016, by and between Party City Holdco Inc. and Daniel Sullivan

99.1	Press release issued by Party City Holdco Inc., dated July 21, 2016

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